                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          C & F FINANCIAL CORPORRATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO]



                                                  C&F Financial Corporation
                                                  Eighth and Main Streets
                                                  P.O. Box 391
                                                  West Point, Virginia 23181


Dear Fellow Shareholders:

          You are cordially invited to attend the 2002 Annual Meeting of Shareholders of C&F Financial Corporation, the holding company for Citizens and Farmers Bank. The meeting will be held on Tuesday, April 16, 2002, at 3:30 p.m. at the Father van den Boogaard Center, 3510 King William Avenue, West Point, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

          Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy at any time before it is voted at the Annual Meeting.

          We appreciate your continuing loyalty and support of C&F Financial Corporation.

                                            Sincerely,

                                            /s/ Larry G. Dillon

                                            Larry G. Dillon
                                            President & Chief Executive Officer

West Point, Virginia
March 15, 2002

                            C&F FINANCIAL CORPORATION
                             Eighth and Main Streets
                                  P.O. Box 391
                           West Point, Virginia 23181


        -----------------------------------------------------------------

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

        -----------------------------------------------------------------


                            TO BE HELD APRIL 16, 2002

          The 2002 Annual Meeting of Shareholders of C&F Financial Corporation (the "Company") will be held at the Father van den Boogaard Center, 3510 King William Avenue, West Point, Virginia, on Tuesday, April 16, 2002, at 3:30 p.m. for the following purposes:

          1. To elect three Class III directors to the Board of Directors of the Company to serve until the 2005 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice.

          2. To ratify the Board of Directors' appointment of Yount, Hyde & Barbour, P.C., as the Company's independent public accountants for 2002.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

          Shareholders of record at the close of business on February 26, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                           By Order of the Board of Directors,


                                           /s/ Gari B. Sullivan

                                           Gari B. Sullivan
                                           Secretary

March 15, 2002


IMPORTANT NOTICE

          Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked.

                            C&F FINANCIAL CORPORATION
                             Eighth and Main Streets
                                  P.O. Box 391
                           West Point, Virginia 23181


                                 PROXY STATEMENT
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                                 April 16, 2002


                                     GENERAL

          The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2002 Annual Meeting of the Shareholders (the "Annual Meeting") of C&F Financial Corporation (the "Company") to be held Tuesday, April 16, 2002, at 3:30 p.m. at the Father van den Boogaard Center, 3510 King William Avenue, West Point, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 15, 2002.

Revocation and Voting of Proxies

          Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR proposals 1, and 2, as set forth in the accompanying notice and further described herein.

Voting Rights of Shareholders

          Only those shareholders of record at the close of business on February 26, 2002, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 3,529,726. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Company common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

          With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. The ratification of Yount, Hyde & Barbour, P.C. as the Company's independent public accountants requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

          The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that officers and regular employees of the Company and Citizens and Farmers Bank (the "Bank") may make solicitations of proxies by telephone, telegram, special letter, or by special call, acting without compensation other than their regular compensation. It is contemplated that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

Security Ownership of Certain Beneficial Owners and Management

          The following table shows the share ownership as of February 26, 2002, of the shareholders known to the Company to be the beneficial owners of more than 5% of the Company's common stock, par value $1.00 per share, which is the Company's only voting security outstanding.

                                           Amount and Nature
Name and Address                             of Beneficial           Percent
of Beneficial Owner                          Ownership/(1)/          of Class
-------------------                          ---------               --------

SunTrust Banks, Inc.                          244,828/(2)/             6.9%
303 Peachtree Street, Suite 1500
Atlanta, Georgia 30308

_________________________

/(1)/ For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

/(2)/ Based on Amendment No. 3 to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by SunTrust Banks, Inc. and certain of its subsidiaries. According to this Amendment No. 3, SunTrust Banks, Inc. and these subsidiaries have sole voting power with respect to 244,828 of theses shares, sole investment power with respect to 38,680 of these shares and shared investment power with respect to 206,148 of these shares. The 244,828 shares are held by one or more subsidiaries of SunTrust Banks, Inc. in various fiduciary and agency capacities. SunTrust Banks, Inc. and such subsidiaries disclaim any beneficial interest in any of the shares reported.

          The following table shows as of February 26, 2002, the beneficial ownership of the Company's common stock for each director, director nominee, certain executive officers and for all directors, director nominees, and executive officers of the Company as a group.

                                            Amount and Nature of
Name                                      Beneficial Ownership/(1)/        Percent of Class
-----                                     -------------------------        ----------------
J. P. Causey Jr.                                  36,938/(3)/                   1.0%
Barry R. Chernack                                    605                          *
Larry G. Dillon                                   46,202/(2)/                   1.3%
James H. Hudson III                                5,590/(3)/                     *
Joshua H. Lawson                                  30,922/(3)/                     *
William E. O'Connell Jr.                           5,750/(3)/                     *
Paul C. Robinson                                   6,192/(3)/                     *
Thomas F. Cherry                                   5,700/(2)/                     *
Gari B. Sullivan                                   3,237/(2)/                     *
All Directors, Nominees and Executive
 Officers as a group (9 persons)                 141,136                        4.0%

_____________________

* Represents less than 1% of the total outstanding shares of the Company's common stock.

/(1)/ For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.
/(2)/ Includes 17,700 shares, 5,500 shares, and 1,500 shares for Mr. Dillon, Mr. Cherry, and Mr. Sullivan, respectively, as to which they hold presently exercisable options. A description of such options is set forth below in greater detail in "Compensation Committee Report on Executive Compensation."
/(3)/ Includes 3,750 shares that may be acquired upon the exercise of options. A description of the plan under which these options were issued is set forth below in "Director Compensation."

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

          The Company's Board is divided into three classes (I, II, and III) of directors. The term of office for Class III directors will expire at the Annual Meeting. Three persons named below, each of whom currently serves as a director of the Company, will be nominated to serve as Class III directors. If elected, the Class III nominees will serve until the 2005 Annual Meeting of Shareholders. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company's Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company's Board.

          Certain information concerning the nominees for election at the Annual Meeting as Class III directors is set forth below, as well as certain information about the other Class I and II directors, who will continue in office until the 2003 and 2004 Annual Meeting of Shareholders, respectively.

                                                                               Principal
                                           Served                           Occupation During
Name (Age)                                 Since/(1)/                        Past Five Years
----------                                 ----------                        ---------------
Class I Directors                (Serving Until the 2003 Annual Meeting)

Larry G. Dillon (49)                       1989                          Chairman, President and
                                                                         Chief Executive Officer of the
                                                                         Company and the Bank

James H. Hudson III (53)                   1997                          Attorney-at-Law
                                                                         Hudson & Bondurant, P.C.

Class II Directors              (Serving Until the 2004 Annual Meeting)

Joshua H. Lawson (60)                      1993                          President, Thrift Insurance Corporation

Paul C. Robinson (44)                      1994                          President, Francisco, Robinson &
                                                                         Associates, Inc.

Class III Directors (Nominees)  (Serving Until the 2005 Annual Meeting)

J. P. Causey Jr. (58)                      1984                          Executive Vice President, Secretary &
                                                                         General Counsel of Chesapeake
                                                                         Corporation 2001 to present;
                                                                         Senior Vice President prior to 2001

Barry R. Chernack (54)                     2000                          Retired January 2000 to present;
                                                                         Managing Partner, Pricewaterhouse-
                                                                         Coopers, LLP, Southern Virginia Practice
                                                                         prior to January 2000

William E. O'Connell Jr. (64)              1994                          Chessie Professor of Business,
                                                                         The College of William and Mary

____________________

  (1) Refers to the year in which the director was first elected to the Board of Directors of the Bank.

          The Board of Directors of the Bank consists of the seven members of the Company's Board listed above, as well as, Audrey D. Holmes, Bryan E. McKernon, Reginald H. Nelson IV, and Thomas B. Whitmore Jr.

          The Board of Directors is not aware of any family relationship between any director, executive officer or person nominated by the Company to become director; nor is the Board of Directors aware of any involvement in legal proceedings which are material to an evaluation of the ability or integrity of any director or person nominated to become a director. Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS NOMINATED TO SERVE AS CLASS III DIRECTORS.

Board Committees and Attendance

          During 2001, there were eight meetings of the Board of Directors of the Company. Each director attended at least 75% of all meetings of the boards and committees on which he or she served. The Board of Directors of the Company has a Capital Plan Committee and an Audit Committee and the Board of Directors of the Bank has an Executive Committee and a Compensation Committee. The Board of Directors of the Company acts as the nominating committee for nominees to be voted on for election as directors.

          In its capacity as the nominating committee, the Board of Directors will accept for consideration shareholder's nominations for directors if made in writing. In accordance with the Company's bylaws, such a shareholder nomination must include the nominee's written consent to the nomination, sufficient background information with respect to the nominee, sufficient identification of the nominating shareholder and a representation by shareholder of his or her intention to appear at the Annual Meeting (in person or by proxy) to nominate the individual specified in the notice. Nominations must be received by the Company's Secretary at the Company's principal office in West Point, Virginia, no later than February 13, 2003 in order to be considered for the next annual election of directors.

          Members of the Bank's Executive Committee are Messrs. Causey, Dillon, Hudson, and O'Connell. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee met one time during 2001.

          Members of the Bank's Compensation Committee are Messrs. Causey, Chernack, Hudson, and Whitmore. The Compensation Committee recommends the level of compensation of each officer of the Bank, the granting of stock options and other employee remuneration plans to the Board of Directors. The Compensation Committee met two times during 2001.

          Members of the Company's Audit Committee are Messrs. Causey, Chernack, Lawson, O'Connell, and Robinson. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Company's independent public accountants. The Audit Committee met four times during 2001. See Report of the Audit Committee on page 10.

Directors' Compensation

          Each of the directors of the Company is also a director of the Bank. Non-employee members of the Board of Directors of the Bank receive an annual retainer of $2,500, payable quarterly, with a base meeting fee of $300 per day for Company or Bank meetings and a fee of $100 for each secondary meeting of the Company, Bank, or any committees thereof held on the same day as a meeting for which the base meeting fee is paid.

          In addition to cash compensation, non-employee members of the Board of Directors of the Bank participate in the Non-Employee Directors' Stock Compensation Plan. Under this plan, directors are granted the option to purchase the Company's common stock at a price equal to the fair market value of the stock at the date of grant. Options are exercisable twelve months after the date of grant and expire ten years from the date of grant. On May 1, 2001, all non-employee members of the Board of Directors of the Bank were granted 1,500 options with an exercise price of $16.75 per share.

Interest of Management in Certain Transactions

          As of December 31, 2001, the total maximum extensions of credit (including used and unused lines of credit) to policy-making officers, directors, and their associates amounted to $2,583,189, or 5.77%, of total year-end capital. The maximum aggregate amount of such indebtedness outstanding during 2001 was $1,174,198, or 2.62%, of total year-end capital. These loans were made in the ordinary course of the Bank's business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, and their associates.

Executive Compensation

          Summary of Cash and Certain Other Compensations. The following table shows the cash compensation paid to Mr. Dillon, President and Chief Executive Officer of the Company, Thomas F. Cherry, Senior Vice President and Chief Financial Officer of the Company, and Gari B. Sullivan, Senior Vice President and Secretary of the Company, during 2001, 2000, and 1999. During 2001, no other executive officer of the Company received compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                             Annual Compensation                  Compensation
                           ---------------------------------------------------    ------------
                                                                                                        All
Name and                                                      Other Annual                             Other
Principal Position         Year      Salary      Bonus/(1)/  Compensation/(2)/      Options/(3)/   Compensation/(4)/
------------------         ----      ------      -----       ------------           -------        ------------
Larry G. Dillon            2001     $172,500     $60,000            -                3,500            $28,518
   President/Chief         2000      167,500      50,000            -                3,500             27,533
   Executive Officer       1999      152,500      50,000            -                3,500             22,736

Thomas F. Cherry           2001      104,000      25,000            -                2,500             22,725
   Senior Vice             2000      100,000      20,000            -                2,500             21,773
   President/CFO           1999       89,000      20,000            -                2,500             10,410

Gari B. Sullivan           2001       94,000      18,000            -                2,000             29,048
   Senior Vice             2000       90,500      13,000            -                2,000             28,489
   President/Secretary     1999       87,500      13,000            -                2,000             29,811

__________________

/(1)/   All bonuses were paid under the Management Incentive Bonus Plan.
/(2)/ The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the lesser of either $50,000, or 10% of the total annual salary and bonus reported in each of the three years reported for Mr. Dillon, Mr. Cherry, and Mr. Sullivan, respectively.
/(3)/ Year 2001 options were granted at an exercise price of $19.05 per share; year 2000 options were granted at an exercise price of $15.75 per share; year 1999 options were granted at an exercise price of $17.00 per share.
/(4)/   $8,500, $7,680, and $8,000 were contributed for Mr. Dillon, $6,125,
        $5,773, and $5,210 were contributed for Mr. Cherry, and $5,364, $4,980, and $4,975 were contributed for Mr. Sullivan under the Bank's Profit-Sharing Plan for 2001, 2000, and 1999, respectively. $6,218, $6,218, and $6,736 were contributed for Mr. Dillon and $18,334, $18,334, and $19,861 were contributed for Mr. Sullivan under the Bank's Split-Dollar Insurance Program for 2001, 2000, and 1999, respectively. $8,500, $8,000, and $8,000 were contributed for Mr. Dillon, $6,200, $6,000, and $5,200 were contributed for Mr. Cherry, and $5,350, $5,175, and $4,975 were contributed for Mr. Sullivan under the Bank's 401(k) Plan for 2001, 2000, and 1999, respectively. $5,300 and $5,635 were contributed for Mr. Dillon and $10,400 and $10,000 for Mr. Cherry, under the Company's Executive Deferred Compensation Plan for 2001 and 2000, respectively.


        Stock Options and SAR. The following table shows all grants of options to Messrs. Dillon, Cherry, and Sullivan in 2001:

                      Option/SAR Grants in Last Fiscal Year

                                                                                            Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                                                                           of Stock Price Appreciation
                                              Individual Grants                                  for Option Term
                    --------------------------------------------------------------------         ---------------

                                          % of Total
                                        Options Granted     Exercise or
                        Options         to Employees in     Base Price       Expiration           5%           10%
Name                Granted (#) (1)       Fiscal Year         ($/Sh)            Date             ($)          ($)
----                ---------------       -----------         ------            ----             ---          ---
Larry G. Dillon          3,500                6.23%            $19.05         12/17/11          $41,932      $106,263
Thomas F. Cherry         2,500                4.45%             19.05         12/17/11           29,951        75,902
Gari B. Sullivan         2,000                3.56%             19.05         12/17/11           23,961        60,722

__________________

/(1)/   Vesting is as follows: 100% on December 18, 2006.


          Option/SAR Exercises and Holdings. The following table shows stock options exercised by Messrs. Dillon, Cherry, and Sullivan in 2001.

         Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
                               Options/SAR Values

                                                                                Value of Unexercised
                                                      Number of Unexercised          In-the-Money
                                                           Options at                 Options at
                       Shares                         December 31, 2001 (#)      December 31, 2001($)
                     Acquired on         Value            Exercisable/               Exercisable/
Name                Exercise (#)     Realized ($)        Unexercisable              Unexercisable
----                ------------     ------------        -------------              -------------
Larry G. Dillon         2,000           $18,000              17,700/                   $141,613/
                                                             10,500                      28,700
Thomas F. Cherry           --                --               5,500/                     30,313/
                                                              7,500                      20,500
Gari B. Sullivan        3,000            15,700               2,700/                     11,063/
                                                              6,000                      16,400

Change in Control Agreements

          The Company has entered into "change in control agreements" with Mr. Dillon and Mr. Cherry. The agreement for Mr. Dillon provides certain payments and benefits in the event of a termination of his employment by the Company without "cause," or by Mr. Dillon for "good reason," during the period beginning on the occurrence of a "change in control" (as defined in the agreement) of the Company and ending sixty-one days after the second anniversary of the change in control date. In such event, Mr. Dillon would be entitled (i) to receive in 12 consecutive quarterly installments, or in a lump sum, two and one-half times the sum of his highest aggregate annual base salary during the 24 month period preceding the change in control date and his highest aggregate annual bonus for the three fiscal years preceding the change in control date; (ii) for a period of three years following termination, to receive continuing health insurance, life insurance, split-dollar insurance, and similar benefits under the Company's welfare benefit plans and to have the three year period credited as service towards completion of any service requirement for retiree coverage under the Company's welfare benefit plans; and (iii) if Mr. Dillon requests within one year after his termination to have the Company acquire his residence for its appraised fair market value.

          The agreement for Mr. Cherry provides certain payments and benefits in the event of a termination of his employment by the Company without "cause," or by Mr. Cherry for "good reason," during the period beginning on the occurrence of a "change in control" (as defined in the agreement) of the Company and ending sixty-one days after the first anniversary of the change in control date. In such event, Mr. Cherry would be entitled (i) to receive in four consecutive quarterly installments, or in a lump sum, the sum of his highest aggregate annual base salary during the 24 month period preceding the change in control date and his highest aggregate annual bonus for the three fiscal years preceding the change in control date; and (ii) for a period of one year following termination, to receive continuing health insurance, life insurance, and similar benefits under the Company's welfare benefit plans and to have the one year period credited as service towards completion of any service requirement for retiree coverage under the Company's welfare benefit plans.

          During the term of the agreements following a change in control, Mr. Dillon or Mr. Cherry may voluntarily terminate his employment and become entitled to these payments and benefits under certain circumstances. These circumstances include, but are not limited to, a material adverse change in his position, authority, or responsibilities, or a reduction in his rate of annual base salary, benefits (including incentives, bonuses, stock compensation, and retirement and welfare plan coverage), or other perquisites as in effect immediately prior to the change in control date.

          Payments and benefits provided under the agreements will be reduced, if and to the extent necessary, so that Mr. Dillon and Mr. Cherry will not be subject to a federal excise tax on, and the Company will not be denied an income tax deduction on account of having made, excess parachute payments.

Employee Benefit Plans

          The Bank has a Non-Contributory Defined Benefit Retirement Plan (the "Retirement Plan") covering substantially all employees who have reached the age of 21 and have been fully employed for at least one year. The Retirement Plan provides participants with retirement benefits related to salary and years of credited service. Employees become vested after five plan years of service, and the normal retirement date is the plan anniversary date nearest the employee's 65th birthday. The Retirement Plan does not cover directors who are not active employees. The amount expensed for the Retirement Plan during the year ended December 31, 2001, was $177,672.

          The following table shows the estimated annual retirement benefits payable to employees in the average annual salary and years of service classifications set forth below assuming retirement at the normal retirement age of 65.

Consecutive Five-Year                            Years of Credited Service
   Average Salary             15          20            25           30            35
---------------------       ------      ------        ------       ------        ------
    $   25,000            $   4,688    $   6,250     $   7,813    $   8,750     $   9,688
        40,000                7,815       10,420        13,025       14,630        16,235
        55,000               12,315       16,420        20,525       23,255        25,985
        75,000               18,315       24,420        30,525       34,755        38,985
       100,000               25,815       34,420        43,025       49,130        55,235
       125,000               33,315       44,420        55,525       63,505        71,485
       150,000               40,815       54,420        68,025       77,880        87,735
       170,000               46,815       62,420        78,025       89,380       100,735

          Benefits under the Retirement Plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $35,400 for a person age 65 in 2000. Compensation is currently limited to $170,000 by the Internal Revenue Code, but is anticipated to increase to $200,000, effective October 1, 2002. The estimated annual benefit payable under the Retirement Plan upon retirement is $90,511, $58,109, and $24,033 for Messrs. Dillon, Cherry, and Sullivan, respectively, credited with 40 years of service for Messrs. Dillon and Cherry and 15 years of service for Mr. Sullivan. Benefits are estimated on the basis that they will continue to receive, until age 65, covered salary in the same amount paid in 2001.

Compensation Committee Report on Executive Compensation

          The Compensation Committee (the "Committee"), which is composed of non-employee Directors of the Company and the Bank listed below, recommends to the Board of Directors of the Bank (the "Bank Board") the annual salary levels and any bonuses to be paid to the Bank's executive officers. The Committee also makes recommendations to the Bank Board regarding the issuance of stock options and other compensation related matters.

          Currently, the individuals serving as Chief Executive Officer and executive officers of the Company also serve in the same capacities, respectively, for the Bank. These officers are presently compensated for services rendered by them to the Bank, but not for services rendered by them to the Company.

          The primary objective of the Bank's executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Bank in a manner that will promote its growth and profitability and advance the interest of the Company's shareholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual's and the organization's performance in achieving the organization's goals and objectives, both financial and non-financial, and in helping to build value for the Company's shareholders. Based on its evaluation of these factors, the Committee believes that the executive officers are dedicated to achieving significant improvements in long-term financial performance and that the compensation plans the Committee has implemented and administered have contributed to achieving this management focus.

          The principal elements of the Bank's compensation program include base annual salary, split-dollar insurance participation, short-term incentive compensation under the Bank's Management Incentive Bonus Plan (detailed below), long-term incentives through the grants of stock options under the Incentive Plan (detailed below), and employer contributions under the amended Executive's Deferred Compensation Plan (detailed below).

          The Bank adopted a Management Incentive Bonus Plan (the "Bonus Plan") effective January 1, 1987. The Bonus Plan is offered to selected members of management. The bonus is derived from a pool of funds determined by the Bank's total performance relative to (1) prescribed growth rates of assets and deposits, (2) return on average assets, and (3) absolute level of net income. Attainment, in whole or in part, of these goals dictates the amount set aside in the pool of funds. Evaluation of attainment and approval of the pool amount is done by the Bank Board. Payment of the bonus is based on individual performance and paid in cash as a percentage of the respective individual's base salary. Expense is accrued in the year of the specified performance.

          The Company adopted the 1994 Incentive Stock Option Plan (the "Incentive Plan") effective May 1, 1994. The Incentive Plan was amended by the Company on February 15, 2000. The Incentive Plan makes available up to 500,000 shares of common stock for awards to key employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock. The purpose of the Incentive Plan is to promote the success of the Company and its subsidiaries by providing incentives to key employees that will promote the identification of their personal interests with the long term financial success of the Company and with growth in shareholder value. The Incentive Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

          In considering compensation for the Chief Executive Officer and the other executive officers, the Committee relied on compensation surveys and an evaluation of the officers' levels of responsibility and performance. In 2000, the Committee used the following compensation surveys to assist in developing its recommendation on compensation for 2001: the SNL Executive Compensation Review; the Sheshunoff Bank Executive and Director Compensation Survey; and the Virginia Bankers Association's Salary Survey of Virginia Banks. The Committee believes that these are relevant and appropriate indicators of compensation paid by the Bank's competitors. The Committee received an evaluation by the Chief Executive Officer of the performance of the executive officers (other than the Chief Executive Officer) during 2000. The Committee evaluated the performance of the Chief Executive Officer based on the financial performance of the Company and the Bank, achievements in implementing the Bank's long-term strategy, and the personal observations of the Chief Executive Officer's performance by the members of the Committee. No particular weight was given to any one aspect of the performance of the Chief Executive Officer, but his performance in 2000 was evaluated as outstanding, with the Company and the Bank achieving earnings in excess of its peer group and significant progress being made on the Bank's long-term strategy.

          Based on the salary surveys and the performance evaluations, the Committee generally set base annual salaries for the Chief Executive Officer and the other executive officers in the median range of salaries contained in the various surveys for comparable positions.

          The Committee also reviews each executive officer's performance and responsibility to assess the payment of short-term incentive compensation. The Committee uses the compensation surveys and considers the performance of the Bank relative to its peer group, taking into consideration profit growth, asset growth, return on equity, and return on assets. No particular weight is given to each of these elements. The cash bonuses were given based upon the role of such officers in the growth and profitability of the Bank in 2001.

          Each year, the Committee also considers the desirability of granting long-term incentive awards under the Company's Incentive Plan. The Committee believes that grants of options focus the Bank's senior management on building profitability and shareholder value. The Committee notes in particular its view that stock option grants afford a desirable long-term compensation method because they closely ally the interest of management with shareholder value. In fixing the grants of stock options with the senior management group, other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer recommended individual awards, taking into account the respective scope of responsibility and contributions of each member of the senior management group. The award to the Chief Executive Officer was fixed separately and was based, among other things, on the review of competitive compensation data from selected peer companies and information on his total compensation, as well as, the Committee's perception of his past and expected future contributions to the Company's achievement of its long-term goals.

          For 2000 and ensuing years, the Committee determined that additional retirement funding for select executives is appropriate and should be provided by amending its non-qualified defined contribution plan known as the Executive's Deferred Compensation Plan (which previously only provided for elective salary and bonus deferrals). These employer contributions are in the form of additional retirement contributions to make up for arbitrary limitations on covered compensation imposed by the Internal Revenue Code with respect to the Bank's Profit Sharing / 401(k) Plans and to enhance retirement benefits by providing supplemental contributions from time to time on such basis as the Committee and the Board determine.

                             Compensation Committee

                           J. P. Causey Jr. - Chairman
                                Barry R. Chernack
                               James H. Hudson III
                              Thomas B. Whitmore Jr.


Compensation Committee Interlocks and Insider Participation

          During 2001 and up to the present time, there were transactions between the Company's banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or present other unfavorable features.

          None of the members of the Compensation Committee has served as an officer or employee of the Company or any of its affiliates. No director may serve as a member of the Committee if he is eligible to participate in the Incentive Plan or was at any time within one year prior to his appointment to the Committee eligible to participate in the Incentive Plan.

Report of the Audit Committee

          The Audit Committee of the Board of Directors of the Company (the "Board"), which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, has furnished the following report:

          The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

          The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2001, the Audit
Committee:

          . Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and Yount, Hyde & Barbour, P.C. ("YHB"), the Company's independent accountants;

          . Discussed with YHB the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

          . Received written disclosures and the letter from YHB regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with YHB their independence.

          The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

          In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews prior to the Company's public announcements of financial results. Also, in its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

          Based on the Audit Committee's review of the audited financial statements and discussions with management and YHB, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                 Audit Committee

                           Barry R. Chernack, Chairman
                                 J. P. Causey Jr
                                Joshua H. Lawson
                            William E. O'Connell Jr.
                                Paul C. Robinson

Principal Accounting Fees

          Audit Fees. During 2001, the Company paid its principal accounting firm, Yount, Hyde & Barbour, P.C., $55,500 in audit fees including reviews of Form 10-Qs and Form 10-K. The Company paid Yount, Hyde & Barbour, P.C. an additional $19,100 for other services. These primarily consist of fees for tax matters, employee benefit financial statement audits and compliance attestation services. The Audit Committee has reviewed such services and does not believe they impair the independence of Yount Hyde & Barbour, P. C.

          Financial Information System Design and Implementation Fees. The Company paid no fees to Yount, Hyde & Barbour, P.C. for services regarding financial information system design and implementation.

Performance Graph

          The following graph compares the yearly cumulative total shareholder return on the Company's common stock with (1) the yearly cumulative total shareholder return on stocks included in the NASDAQ stock index and (2) the yearly cumulative total shareholder return on stocks included in the Independent Bank Index prepared by the Carson Medlin Company. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of twenty-three independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia.

          There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below.

                           C&F FINANCIAL CORPORATION
                          Five Year Performance Index


                                    [GRAPH]


                                  1996    1997    1997    1999    2000    2001
                                  ----    ----    ----    ----    ----    ----

  C&F FINANCIAL CORPORATION        100     143     211     198     174     247
  INDEPENDENT BANK INDEX           100     148     154     140     139     165
  NASDAQ INDEX                     100     122     173     321     193     153

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% beneficial owners of the Company's common stock to file reports concerning their ownership of common stock. The Company believes that its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during 2001.


                                  PROPOSAL TWO
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors, subject to ratification by the shareholders, has appointed Yount, Hyde & Barbour, P.C. as independent public accountants for the current fiscal year ending December 31, 2002.

          A representative of Yount, Hyde & Barbour, P.C. will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders. Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent public accountants of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS.


                                 OTHER BUSINESS

          As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

          If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy materials in connection with the 2003 Annual Meeting, the proposal must be in proper form and must be received by the Company's Secretary, at the Company's principal office in West Point, Virginia, on or before November 15, 2002. In addition, if a shareholder intends to present a proposal for action at the 2003 Annual Meeting, the shareholder must provide the Company with notice thereof on or before January 29, 2003, by delivering such notice to the Company's Secretary.

                                            By Order of the Board of Directors,

                                            /s/ Gari B. Sullivan

                                            Gari B. Sullivan
                                            Secretary

West Point, Virginia
March 15, 2002




A copy of the Company's Annual Report on Form 10-K Report (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2001, will be furnished without charge to shareholders upon written request directed to the Company's Secretary as set forth on the first page of this Proxy Statement.

                           C&F FINANCIAL CORPORATION
          This Proxy is solicited on behalf of the Board of Directors

   The undersigned hereby appoints Larry G. Dillon and James H. Hudson III, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Company standing in the name of the undersigned as of February 26, 2002, at the annual meeting of shareholders to be held Tuesday, April 16, 2002 - 3:30 p.m. at the Father van den Boogaard Center, 3510 King William Avenue, West Point, Virginia, or any adjournments thereof, on each of the following matters. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each proposal and on other matters at the discretion of the proxy agents.

                  (Continued and to be signed on Reverse Side)

                        Please sign, date and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                           C&F FINANCIAL CORPORATION

                                 April 16, 2002




                                         . Please Detach and Mail in the Envelope Provided .

------------------------------------------------------------------------------------------------------------------------------------

        Please mark your
  A [X] votes as in this
        example.

                              FOR
                         all nominees        WITHHELD
                     (except as marked to    from all
                     the contrary below).    nominees.
  1.  To elect
      Three Class III                                                                                         FOR   AGAINST  ABSTAIN
      directors to         [_]                  [_]    Nominees:                   2. Proposal to ratify the
      serve until the                                    J.P. Causey Jr.              appointment of Yount,
      2000 Annual Meeting of Shareholders, or            Barry R. Chernack            Hyde & Barbour, P.C.    [_]     [_]      [_]
      until their successors are elected and             William E. O'Connell Jr.     as independent public
      qualified, as instructed below.                                                 accountants of the
  (Instruction: To withhold authority to                                              Company for 2002.
  vote for any nominees(s), write that
  nominee(s) name on the space provided below.)
                                                                                   3. The transaction of any other business as may
      ______________________________________________                                  properly come before the Annual Meeting or
                                                                                      any adjournment thereof. Management presently
                                                                                      knows of no other business to be represented
                                                                                      at the Annual Meeting.

                                                                                   Meeting Attendance
                                                                                   ------------------
                                                                                   I plan to attend the annual meeting on Tuesday,
                                                                                   April 16th, 2002 at the location printed on the
                                                                                   back. I will also note the number of attendees.



                                                                                                       Will           Will not
                                                                                                      Attend   [_]     Attend   [_]
                                                                                                      Meeting          Meeting

                                                                                                      Number of Attendees

                                                                                                      _____________________________


  Signature____________________________________________  ___________________________________________  Dated: ________________, 2002

  NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, (trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------